Exhibit 99.7

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and for the year ended December 31, 2019, combine the unaudited pro forma condensed combined financial statements of 180 with the financial statements of KBL to give effect to the business combination. Additionally, the financial statements of 180 (where 180 refers to the post-combination results of 180 Life Sciences Corp. f/k/a CannBioRx Life Sciences Corp.), CBR Pharma, 180 LP and CannBioRx (where CannBioRx refers to the pre-combination results of 180 Life Sciences Corp. f/k/a CannBioRx Life Sciences Corp.) were combined to give effect to the Reorganization. The Reorganization and business combination are reflected as if they had occurred on January 1, 2019 with respect to the unaudited pro forma condensed combined statements of operations and on June 30, 2020 with respect to the unaudited pro forma condensed combined balance sheet.

Accounting for the Merger

The financial statements of KBL, 180, CBR Pharma, 180 LP, CannBioRx and Katexco were prepared in accordance with GAAP. In the Reorganization between 180 (the legal acquiree) and the 180 Subsidiaries (Katexco, CBR Pharma and 180 LP) which was consummated on July 16, 2019, it was determined that Katexco was the accounting acquirer and the remaining companies were the accounting acquirees. In the business combination between KBL and the newly combined 180, the business combination was accounted for as a reverse recapitalization of 180.

The unaudited pro forma condensed combined financial information should be read in conjunction with the financial statements of each of KBL, 180 and the 180 Subsidiaries as well as the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of KBL” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of 180” herein and the other information contained in or incorporated by reference into this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information includes reclassifications to conform the 180 Subsidiaries’ historical accounting presentation to 180’s accounting presentation.

The unaudited pro forma adjustments give effect to events that are directly attributable to the transactions and are based on available data and certain assumptions that management believes are factually supportable. In addition, with respect to the unaudited condensed combined statements of operations, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and to aid you in your analysis of the financial aspects of the transactions. The unaudited pro forma condensed combined financial information described above has been derived from the historical financial statements of 180, KBL and the 180 Subsidiaries and the related notes included elsewhere in this proxy statement/prospectus. The unaudited pro forma condensed combined financial information is based on 180’s accounting policies. Further review may identify additional differences between the accounting policies of 180, KBL and the 180 Subsidiaries. The unaudited pro forma adjustments and the pro forma condensed combined financial information do not reflect the impact of synergies or post-transaction management actions and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transactions taken place on the dates noted, or of 180’s future financial position or operating results.

Pursuant to KBL’s Charter, public stockholders are being offered the opportunity to redeem, upon the Closing, shares of KBL Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account. For illustrative purposes, based on the fair value of marketable securities held in the Trust Account as of June 30, 2020 of approximately $11.3 million, the estimated per share redemption price would have been approximately $10.41. Subsequent to June 30, 2020, stockholders holding 106,186 public shares exercised their right to redeem such public shares into a pro rata portion of the Trust Account. As a result, an aggregate of approximately $1,160,695 was removed from the Trust Account to pay such holders. The below pro forma financial statement give effect to this transaction.

The unaudited pro forma condensed combined financial statements present two redemption scenarios as follows:

●	Assuming No Redemption: This scenario assumes that 106,186 shares of KBL Common Stock are redeemed, which are the shares that were redeemed subsequent to June 30, 2020. This scenario also assumes the sale of 778,359 shares of KBL Common Stock pursuant to a Guarantee and Commitment Agreement whereby Tyche will purchase enough KBL Common Stock to ensure the combined entity has $5,000,001 in net tangible assets.

●	Assuming Maximum Redemption: This scenario assumes that the remaining 940,416 shares of redeemable KBL Common Stock are redeemed. This scenario also assumes the sale of an additional 978,973 shares of KBL Common Stock pursuant to a Guarantee and Commitment Agreement whereby Tyche will purchase enough KBL Common Stock to ensure the combined entity has $5,000,001 in net tangible assets.

180 LIFE SCIENCES CORP.
BUSINESS COMBINATION
Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2020

	180	KBL	Pro Forma Adjustments		Intercompany Eliminations	Pro Forma Combined (No Redemption)	Maximum Redemption Adjustments	Pro Forma Combined (Maximum Redemption)
	Note A	Note B	Note C		Note D	Note E	Note F
Assets
Current Assets:
Cash	$70,127	$257,601	$20,561,942	(a), (c), (e), (f)	$—	$20,889,670	$—	$20,889,670
Restricted cash	—	787,865	—		—	787,865	—	787,865
Due from related parties	321,904	—	—		—	321,904	—	321,904
Prepaid income taxes	—	21,806	—		—	21,806	—	21,806
Prepaid expenses and other current assets	160,511	118,645	—		—	279,156	—	279,156
Total Current Assets	552,542	1,185,917	20,561,942		—	22,300,401	—	22,300,401
Cash and marketable securities held in Trust Account	—	11,276,350	(11,276,350)	(c)	—	—	—	—
Other assets	—	163,797	—		—	163,797	—	163,797
Property and equipment, net	44,077	—	—		—	44,077	—	44,077
Intangible assets, net	1,973,859	—	—		—	1,973,859	—	1,973,859
In-process research and development	12,462,429	—	—		—	12,462,429	—	12,462,429
Goodwill	35,339,135	—	—		—	35,339,135	—	35,339,135
Total Assets	$50,372,042	$12,626,064	$9,285,592		$—	$72,283,698	$—	$72,283,698

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$7,063,216	$339,497	$196,998	(d), (e)	$—	$7,599,711	$—	$7,599,711
Accounts payable and accrued expenses – related party	386,244	—	(3,064)	(e)	—	383,180	—	383,180
Convertible promissory note – related party	—	337,301	(337,301)	(e)	—	—	—	—
Advances due – 180	—	1,379,815	—		(1,379,815)	—	—	—
Due to related parties, net	25,187	795,003	—		—	820,190	—	820,190
Loans payable	145,054	—	—		—	145,054	—	145,054
Loans payable – related parties	440,756	—	—		—	440,756	—	440,756
Convertible notes payable, net of discount	—	431,745	—		—	431,745	—	431,745
Derivative liability	—	214,188	—		—	214,188	—	214,188
Total Current Liabilities	8,060,457	3,497,549	(143,367)		(1,379,815)	10,034,824	—	10,034,824
Loans payable – non current portion	246,914	—	—		—	246,914	—	246,914
Convertible notes payable – non current portion	2,035,164	—	(1,702,664)	(e)	—	332,500	—	332,500
Convertible notes payable – related parties – non current portion	523,609	—	(253,609)	(e)	—	270,000	—	270,000
Deferred tax liability	3,624,036	—	—		—	3,624,036	—	3,624,036
Total Liabilities	14,490,180	3,497,549	(2,099,640)		(1,379,815)	14,508,274	—	14,508,274

180 LIFE SCIENCES CORP.
BUSINESS COMBINATION
Unaudited Pro Forma Condensed Combined Balance Sheet — (continued)
June 30, 2020

	180	KBL	Pro Forma Adjustments		Intercompany Eliminations	Pro Forma Combined (No Redemption)	Maximum Redemption Adjustments	Pro Forma Combined (Maximum Redemption)
	Note A	Note B	Note C		Note D	Note E	Note F
Commitments and Contingencies
Preferred stock, subject to redemption	—	—	3,000,000	(f)	—	3,000,000	—	3,000,000
Common stock	—	4,128,507	(4,128,507)	(c)	—	—	—	—

Stockholders’ Equity:
Preferred stock	—	—	—		—	—	—	—
Common stock	8	508	2,067	(a), (d), (b), (c), (e)	—	2,583	4	2,587
Additional-paid in capital	76,293,471	6,458,398	13,875,274	(a), (d), (b), (c), (e)	—	96,627,143	(4)	94,627,139
Accumulated other comprehensive income	(824,158)	—	—		—	(824,158)	—	(824,158)
Retained earnings/accumulated deficit	(39,587,459)	(1,458,898)	(1,363,602)	(d)	1,379,815	(41,030,144)	—	(41,030,144)
Total Stockholders’ Equity	35,881,862	5,000,008	12,513,739		1,379,815	54,775,424	—	54,775,424
Total Liabilities and Stockholders’ Equity	$50,372,042	$12,626,064	$9,285,592		$—	$72,283,698	$—	$72,283,698

See notes to the unaudited pro forma condensed combined financial information.

180 LIFE SCIENCES CORP.
BUSINESS COMBINATION
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2020

	180	KBL	Pro Forma Adjustments		Pro Forma Combined (No Redemption)	Maximum Redemption Adjustments	Pro Forma Combined (Maximum Redemption)
	Note A	Note B	Note C			Note D
Operating Expenses:
Research and development	$704,800	$—	$—		$704,800	$—	$704,800
General and administrative – related parties	96,402	—	—		96,402	—	96,402
General and administrative	1,699,859	635,631	(768,145)	(a)	1,567,345	—	1,567,345
Total Operating Expenses	2,501,061	635,631	(768,145)		2,368,547	—	2,368,547
Loss From Operations	(2,501,061)	(635,631)	768,145		(2,368,547)	—	(2,368,547)

Other Income (Expense):
Other income – related parties	240,000	—	—		240,000	—	240,000
Other income	12,605	—	—		12,605	—	12,605
Interest income	—	38,438	(38,438)	(b)	—	—	—
Interest expense	(325,414)	(270,257)	245,098	(b)	(350,573)	—	(350,573)
Interest expense – related party	(41,670)	—	18,365	(b)	(23,305)	—	(23,305)
Loss on issuance of convertible promissory note	—	(1,657,522)	1,657,522	(e)	—	—	—
Gain on extinguishment, net	491,624	—	(491,624)	(e)	—	—	—
Total Other Income (Expense)	377,145	(1,889,341)	1,390,923		(121,273)	—	(121,273)
(Loss) Income Before Provision for Income Taxes	(2,123,916)	(2,524,972)	2,159,068		(2,489,820)	—	(2,489,820)
Income tax benefit (provision)	10,038	(3,827)	3,827	(c)	10,038	—	10,038
Net Loss	$(2,113,878)	$(2,528,799)	$2,162,895		$(2,479,782)	$—	$(2,479,782)

Loss per share:
Basic	$(25.07)	$(0.57)			$(0.10)		$(0.10)
Diluted	$(25.07)	$(0.57)			$(0.10)		$(0.10)

Number of common shares outstanding
Basic	84,326	4,468,714	19,515,831	(d)	23,984,545	38,557	24,023,103
Diluted	84,326	4,468,714	19,515,831	(d)	23,984,545	38,557	24,023,103

See notes to the unaudited pro forma condensed combined financial information.

180 LIFE SCIENCES CORP.
BUSINESS COMBINATION
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2019

	180	KBL	Pro Forma Adjustments		Pro Forma Combined (No Redemption)	Maximum Redemption Adjustments	Pro Forma Combined (Maximum Redemption)
	Note A	Note B	Note C			Note D
Operating Expenses:
Research and development	$2,794,716	$—	$—		$2,794,716	$—	$2,794,716
Rental income – related parties	(170,872)	—	—		(170,872)	—	(170,872)
General and administrative	7,976,030	1,208,943	(672,304)	(a)	8,512,669	—	8,512,669
Modification of stock award – related parties	12,959,360	—	—		12,959,360	—	12,959,360
General and administrative – related parties	473,425	—	—		473,425	—	473,425
Total Operating Expenses	24,032,659	1,208,943	(672,304)		24,569,298	—	24,569,298
Loss From Operations	(24,032,659)	(1,208,943)	672,304		(24,569,298)	—	(24,569,298)

Other Income (Expense):
Gain on sale of property and equipment	1,714	—	—		1,714	—	1,714
Other income, net	407,651	—	—		407,651	—	407,651
Other income – related parties	552,329	—	—		552,329	—	552,329
Interest income	4,039	1,374,898	(1,374,898)	(b)	4,039	—	4,039
Interest income – related parties	2,170	—	—		2,170	—	2,170
Interest expense	(160,185)	—	123,112	(b)	(37,073)	—	(37,073)
Interest expense – related parties	(30,563)	—	9,604	(b)	(20,959)	—	(20,959)
Loss on extinguishment on convertible notes payable	(703,188)	—	—		(703,188)	—	(703,188)
Change in fair value of accrued issuable equity	(327,879)	—	—		(327,879)	—	(327,879)
Change in fair value of accrued issuable equity – related parties	(3,893,086)	—	—		(3,893,086)	—	(3,893,086)
Total Other Income (Expense)	(4,146,998)	1,374,898	(1,242,182)		(4,014,282)	—	(4,014,282)
Income (Loss) Before Provision for Income Taxes	(28,179,657)	165,955	(569,878)		(28,583,580)	—	(28,583,580)
Income tax benefit (provision)	20,076	(257,255)	257,255	(c)	20,076	—	20,076
Net Income (Loss)	$(28,159,581)	$(91,300)	$(312,623)		$(28,563,504)	$—	$(28,563,504)

Loss per share:
Basic	$(281.60)	$(0.02)			$(1.22)		$(1.21)
Diluted	$(281.60)	$(0.02)			$(1.22)		$(1.21)

Number of common shares outstanding
Basic	100,000	4,223,791	19,175,515	(d)	23,499,306	38,557	23,537,864
Diluted	100,000	4,223,791	19,175,515	(d)	23,499,306	38,557	23,537,864

See notes to the unaudited pro forma condensed combined financial information.

Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the unaudited pro forma condensed combined financial statements of 180 and the financial statements of KBL. The unaudited pro forma condensed combined financial information is presented as if the business combination had been completed on January 1, 2019 with respect to the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and for the year ended December 31, 2019 and on June 30, 2020 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the business combination occurred as of the date indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the business combination.

We have accounted for the business combination in these unaudited pro forma condensed combined financial statements as a reverse recapitalization, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, this is a capital transaction of 180 (the legal acquiree) and is the equivalent to the issuance of shares by 180 for the net monetary assets of KBL, accompanied by a recapitalization.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the business combination. Pro forma adjustments reflected in the pro forma condensed combined statements of income are based on items that are factually supportable, directly attributable to the business combination and are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the business combination, including potential synergies that may be generated in future periods.

Pro Forma Adjustments

The following pro forma adjustments give effect to the business combination.

Unaudited Pro Forma Condensed Combined Balance Sheet — As of June 30, 2020

Note A	Derived from the unaudited pro forma condensed combined balance sheet of 180 as of June 30, 2020 included elsewhere in this proxy statement/prospectus.

Note B	Derived from the unaudited condensed balance sheet of KBL as of June 30, 2020 included elsewhere in this proxy statement/prospectus.

Pro Forma Adjustments:

Note C	(a)	To record the sale of 778,359 shares (increase in par value of $78) of KBL Common Stock at an assumed price of $10.00 per share for aggregate proceeds of $7,783,588 pursuant to a Guarantee and Commitment Agreement whereby Tyche will purchase sufficient shares of KBL Common Stock to ensure the combined entity has $5,000,001 in net tangible assets (see table further below).

	(b)	To give effect to the reverse recapitalization whereby KBL will issue 17,500,000 shares (adds par value of $1,750) of KBL Common Stock to the shareholders of 180 and the elimination of 85,050 shares (decrease in par value of $8) of 180 common stock.

	(c)	To give effect to (a) the reclassification from temporary equity to permanent equity of the remaining 290,595 shares (increase in par value of $29), assuming no redemption of those shares; (b) the issuance of 1,200,250 shares (increase in par value of $120) pursuant to certain KBL shareholder rights; (c) to give effect to the redemption of 106,186 shares at approximately $10.93 per share (decrease in par value of $11) for an aggregate cash pay out of $1,160,695 on July 9, 2020, and (d) to reclassify the $11,276,350 in the Trust Account to unrestricted cash.

	(d)	To give effect to an additional $197,500 of 180 merger expenses to be incurred subsequent to June 30, 2020 with an offset to accounts payable. Also, to eliminate KBL’s $1,458,898 accumulated deficit. Additionally, to give effect for the issuance of an additional 500,000 shares of KBL Common Stock (increase in par value of $50) to Tyche pursuant to a certain agreement upon close of the business combination.

	(e)	To give effect to the conversion of $1,702,664 of convertible notes and $502 of accrued interest into 419,625 shares of KBL common stock (adds par value of $42). To give effect to the conversion of $253,609 of convertible notes — related parties and $3,064 of accrued interest — related parties into 63,269 shares of KBL common stock (adds par value of $6). Furthermore, to repay $337,301 of related party convertible promissory notes upon closing of the business combination.

(f)

On June 26, 2020, the Company entered into a Securities Purchase Agreement (the “SPA”) dated June 12, 2020, whereby upon the second closing pursuant to the SPA, upon the registration statement becoming effective, as well as certain other conditions being satisfied, the Company shall have the right to have a certain investor purchase all of the authorized Series A Convertible Preferred Stock (1,000,000 shares) of the Company for an aggregate purchase price of $3,000,000.

The Preferred Stock shall be convertible into common stock at a conversion price of $5.28 per share at the election of the holder at any time following issuance, subject to adjustment.

At any time following the three month anniversary of the Business Combination, the holder of the Preferred Stock has the right to force the Company to redeem all or any portion of the Preferred Stock then owned by the holder in cash. The Series A Convertible Preferred Stock redemption features require bifurcation, however the value is indeterminable as of the date of this filing as certain of the key terms will become known at issuance. As a result, the Company did not recognize a separated component at its fair value related to the redemption features in these pro forma financial statements.

Note D		To reverse $1,379,815 of bad debt allowance on 180’s books and then to eliminate the intercompany loans between 180 and KBL.

Note E		The below table illustrates the allocation of ownership interests in the combined entity.

June 30, 2020	Number of Shares
KBL outstanding shares	5,077,321
Outstanding shares true-up	4,245
KBL shares outstanding subject to potential redemption	396,781
Shares issuable to 180 shareholders(1)	17,500,000
Conversion of rights into shares of KBL	1,200,250
Automatic conversion of debt	482,894
Shares redeemed on July 9, 2020	(106,186)
Tyche backstop shares	778,359
Additional Tyche shares	500,000
25,833,664

(1)	Certain Canadian shareholders have the ability to elect to receive Exchangeable Shares held in the form of preferred stock in 180. For pro forma purposes the Company has assumed all Exchangeable Shares have been converted into KBL Common Stock.

Note F	To give effect to the redemption of 940,416 shares at $10.41 (subtracts $94 of par value) of common stock with an aggregate cash payment of $9,789,730 and an additional issuance of 978,973 IPO shares (adds par value of $98) of common stock at $10.00 share for aggregate gross proceeds of $9,789,730 pursuant to a Guarantee and Commitment Agreement whereby Tyche will purchase enough shares of KBL Common Stock to ensure the combined entity has $5,000,001 in net tangible assets (see table below).

	June 30, 2020
	No Redemption	Maximum Redemption
Total Assets	$72,283,698	$72,283,698
Total Liabilities(1)	17,508,274	17,508,274
Net Assets	54,775,424	54,775,424
Less: Goodwill	(35,339,135)	(35,339,135)
Less: In-process research and development	(12,462,429)	(12,462,429)
Less: Other intangible assets	(1,973,859)	(1,973,859)
Tangible net assets	$5,000,001	$5,000,001

(1)	Includes preferred stock subject to redemption.

Unaudited Pro Forma Condensed Combined Statement of Operations For The Six Months Ended June 30, 2020

Note A	Derived from the unaudited pro forma condensed combined statement of operations of 180 for the six months ended June 30, 2020 included elsewhere in this proxy statement/prospectus.

Note B	Derived from the unaudited condensed statement of operations of KBL for the six months ended June 30, 2020 included elsewhere in this proxy statement/prospectus.

Pro Forma Adjustments:

Note C	a)	To give effect to a new employment agreement whereby a new executive will receive aggregate cash compensation of $125,000 (which represents the six month effect of base year cash compensation of $250,000). Furthermore, to eliminate $893,145 of non-recurring merger related expenses.

	b)	To eliminate interest income derived from KBL’s investment account as the cash within the investment account would have likely been reclassified to a non-interest bearing account upon the Closing. To eliminate aggregate interest expense of $245,098 related to notes payable that will be converted upon close of the business combination. To eliminate aggregate interest expense — related party of $18,365 related to notes payable that will be converted upon close of the business combination.

	c)	To eliminate the KBL income tax provision as the combined entity is expected to incur a loss during the period.

	d)	The below table illustrates the adjustment to the weighted average shares outstanding used in the earnings per share calculations for the 17,500,000 shares of KBL Common Stock issued as consideration to the 180 stockholders, less the 1,050,000 holdback shares (6% of the 17,500,000 shares issuable to the 180 stockholders, which will be held in escrow for 12 months in order to satisfy any potential indemnification claims of KBL, plus 482,894 shares issuable upon the automatic conversion of certain convertible debt, plus the 290,595 remaining redeemable shares of KBL Common Stock reclassified from temporary equity to permanent equity, the 1,200,250 shares of KBL Common Stock issued as a result of conversion of rights, the issuance of 778,359 Tyche backstop shares, the issuance of an additional 500,000 shares pursuant to a certain agreement, less the 84,326 shares outstanding of 180 common stock. The diluted loss per share data is calculated based on net loss divided by the weighted average shares outstanding.

June 30, 2020	Weighted Average Number of Shares
Share consideration for transaction	17,500,000
Outstanding shares true-up	4,245
Holdback shares	(1,050,000)
Automatic conversion of debt	482,894
Shares redeemed on July 9, 2020	(106,186)
Reclassification from temporary equity to permanent equity	290,595
Conversion of rights into shares of KBL	1,200,250
Tyche backstop shares	778,359
Additional Tyche shares	500,000
Elimination of 180’s weighted average equity	(84,326)
Total adjustment	19,515,831

	e)	To remove the effect of the loss on issuance of the convertible promissory note as well as the gain on extinguishment.

Note D	To reduce weighted average shares outstanding by 940,416 shares of KBL Common Stock assuming all remaining IPO shares are redeemed. Additionally, to increase weighted average shares outstanding by 978,973 shares of KBL Common Stock issued pursuant to the Guarantee and Commitment Agreement.

Unaudited Pro Forma Condensed Combined Statement of Operations For The Year Ended December 31, 2019

Note A	Derived from the unaudited pro forma condensed combined statement of operations of 180 for the year ended December 31, 2019 included elsewhere in this proxy statement/prospectus.

Note B	Derived from the audited statement of operations of KBL for the year ended December 31, 2019 included elsewhere in this proxy statement/prospectus.

Pro Forma Adjustments:

Note C	a)	To give effect to a new employment agreement whereby a new executive will receive aggregate cash compensation of $250,000. Furthermore, to eliminate $922,304 of non-recurring merger related expenses.

	b)	To eliminate interest income derived from KBL’s investment account as the cash within the investment account would have likely been reclassified to a non-interest bearing account upon the Closing. To eliminate aggregate interest expense of $132,716 related to notes payable that will be converted upon close of the business combination.

	c)	To eliminate the KBL income tax provision as the combined entity is expected to incur a loss during the period.

	d)	The below table illustrates the adjustment to the 17,500,000 weighted average shares outstanding used in the earnings per share calculations for the additional shares of KBL Common Stock issued as consideration to the 180 stockholders, less the 1,050,000 holdback shares (6% of the 17,500,000 shares issuable to the 180 stockholders, which will be held in escrow for 12 months in order to satisfy any potential indemnification claims of KBL), plus 482,894 shares issuable upon the automatic conversion of certain convertible debt, less the 173,851 shares of KBL Common Stock redeemed during 2020, the 1,200,250 shares of KBL Common Stock issued as a result of conversion of rights, the issuance of 778,389 Tyche backstop shares, the issuance of 500,000 additional Tyche shares, less the outstanding 180 common stock. The diluted loss per share data is calculated based on net loss divided by the weighted average shares outstanding

December 31, 2019	Weighted Average Number of Shares
Share consideration for transaction	17,500,000
Outstanding shares true-up	4,245
Holdback shares	(1,050,000)
Automatic conversion of debt	482,894
Reclassification from temporary equity to permanent equity	33,618
Shares redeemed during 2020	(173,851)
Tyche backstop shares	778,359
Additional Tyche shares	500,000
Conversion of rights into shares of KBL	1,200,250
Elimination of CannBioRx’s historical equity	(100,000)
Total adjustment	19,175,515

Note D	To reduce weighted average shares outstanding by 940,416 shares of KBL Common Stock assuming all remaining IPO shares are redeemed. Additionally, to increase weighted average shares outstanding by 978,973 shares of KBL Common Stock issued pursuant to the Guarantee and Commitment Agreement.

180 LIFE SCIENCES CORP.
REORGANIZATION
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2019

	180	CBR Pharma	180 LP	CannBioRx	Pro Forma Adjustments		Intercompany Eliminations	Pro Forma Combined
	Note A	Note B	Note C	Note D	Note E		Note F
Operating Expenses:
Research and development	$1,887,402	$623,578	$283,736	$—	$—		$—	$2,794,716
Rental income – related parties	(25,946)	(186,688)	—	—	—		41,762	(170,872)
General and administrative	5,701,705	2,284,027	882,848	1,730,334	(1,267,662)	(a), (c)	(1,355,222)	7,976,030
Modification of stock award – related parties	12,959,360	—	—	—	—		—	12,959,360
General and administrative – related parties	340,765	132,660	—	—	—		—	473,425
Total Operating Expenses	20,863,286	2,853,577	1,166,584	1,730,334	(1,267,662)		(1,313,460)	24,032,659
Loss From Operations	(20,863,286)	(2,853,577)	(1,166,584)	(1,730,334)	1,267,662		1,313,460	(24,032,659)

Other Income (Expense):
Gain on sale of property and equipment	1,714	—	—	—	—		—	1,714
Other income, net	—	—	407,651	—	—		—	407,651
Other income – related parties	552,329	—	—	—	—		—	552,329
Interest income	3,727	2,193	—	—	—		(1,881)	4,039
Interest income – related parties	—	2,170	—	—	—		—	2,170
Interest expense – related parties	(23,074)	—	(7,489)	—	—		—	(30,563)
Interest expense	(162,066)	—	—	—	—		1,881	(160,185)
Loss on extinguishment on convertible notes payable	(703,188)	—	—	—	—		—	(703,188)
Change in fair value of accrued issuable equity	(327,879)	—	—	—	—		—	(327,879)
Change in fair value of accrued issuable equity – related parties	(3,881,819)	(11,267)	—	—	—		—	(3,893,086)
Total Other Income (Expense)	(4,540,256)	(6,904)	400,162	—	—		—	(4,146,998)
(Loss) Income Before Provision for Income Taxes	(25,403,542)	(2,860,481)	(766,422)	(1,730,334)	1,267,662		1,313,460	(28,179,657)
Provision for income taxes	9,496	—	—	—	10,580	(c)	—	20,076
Net Loss	$(25,394,046)	$(2,860,481)	$(766,422)	$(1,730,334)	$1,278,242		$1,313,460	$(28,159,581)

Earnings per share:
Basic	$(405.52)							$(281.60)
Diluted	$(405.52)							$(281.60)

Number of common shares outstanding
Basic	62,621				37,379	(b)		100,000
Diluted	62,621				37,379	(b)		100,000

See notes to the unaudited pro forma condensed combined financial information.

Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the financial statements of 180 (inclusive of Katexco, the accounting acquirer, plus the historical pre-Reorganization financial statements of CannBioRx, CBR Pharma and 180 LP (collectively the accounting acquirees). The unaudited pro forma condensed combined financial information is presented as if the Reorganization had been completed on January 1, 2019 with respect to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019. No 2020 pro forma condensed combined Reorganization financial statements are presented because the June 30, 2020 financial statements of 180, included elsewhere in this proxy statement/prospectus, represent the June 30, 2020 consolidated balance sheet of 180 and the 180 Subsidiaries following the July 16, 2019 Reorganization.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined results of operations had the Reorganization occurred as of the date indicated, nor is it meant to be indicative of any anticipated combined future results of operations that the combined company will experience after the completion of the Reorganization.

We have accounted for the Reorganization using the acquisition method of accounting, in accordance with ASC 805. In accordance with ASC 805, we used our best estimates and assumptions to assign fair values to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date was measured as the excess of the purchase consideration over the fair value of the net tangible and identifiable intangible assets acquired.

Pro forma adjustments reflected in the pro forma condensed combined statements of income are based on items that are factually supportable, are directly attributable to the Reorganization, and are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the Reorganization, including potential synergies that may be generated in future periods.

Pro Forma Adjustments

The following pro forma adjustments give effect to the Reorganization.

Unaudited Pro Forma Condensed Combined Statement of Operations For The Year Ended December 31, 2019

Note A	Derived from the unaudited consolidated statement of operations of 180 for the year ended December 31, 2019 included elsewhere in this proxy statement/prospectus.

Note B	Derived from the unaudited statement of operations of CBR Pharma for the six months ended June 30, 2019 included elsewhere in this proxy statement/prospectus, as adjusted for the results from July 1, 2019 to July 16, 2019.

	Six Months Ended June 30, 2019	Period From July 1, 2019 through July 16, 2019	Period From January 1, 2019 through July 16, 2019
	CBR Pharma	CBR Pharma	CBR Pharma
Operating expenses (income):
Research and development	$578,216	$45,362	$623,578
General and administrative	2,100,806	183,221	2,284,027
Rental income – related parties	(182,616)	(4,072)	(186,688)
General and administrative – related parties	121,734	10,926	132,660
Loss from operations	(2,618,140)	(235,437)	(2,853,577)
Interest income	2,186	6	2,193
Interest income – related parties	2,170	—	2,170
Change in fair value of accrued issuable equity – related party	(11,249)	(18)	(11,267)
Net loss	$(2,625,033)	$(235,449)	$(2,860,481)

Note C	Derived from the unaudited statement of operations of 180 LP for the six months ended June 30, 2019 included elsewhere in this proxy statement/prospectus, as adjusted for the results from July 1, 2019 to July 16, 2019.

	Six Months Ended June 30, 2019	Period From July 1, 2019 through July 16, 2019	Period From January 1, 2019 through July 16, 2019
	180 LP	180 LP	180 LP
Operating expenses:
Research and development	$246,260	$37,476	$283,736
General and administrative	824,265	58,583	882,848
Loss from operations	(1,070,525)	(96,059)	(1,166,584)
Other income – related party	340,968	66,683	407,651
Interest expense – related parties	(6,882)	(607)	(7,489)
Net loss	$(736,439)	$(29,983)	$(766,422)

Note D	Derived from the unaudited statement of operations of CannBioRx for the six months ended June 30, 2019.

	Six Months Ended June 30, 2019	Period From July 1, 2019 through July 16, 2019	Period From January 1, 2019 through July 16, 2019
	CBR-LS	CBR-LS	CBR-LS
Operating expenses:
General and administrative	$1,050,000	$680,334	$1,730,334
Loss from operations	(1,050,000)	(680,334)	(1,730,334)
Net loss	$(1,050,000)	$(680,334)	$(1,730,334)

Pro Forma Adjustments:

Note E	a)	To eliminate $1,327,998 merger expenses.

	b)	To adjust the weighted average shares for the full year effect of the shares issued in the Reorganization, as if the Reorganization occurred on January 1, 2019. The weighted average shares outstanding used in the pro forma combined loss per share calculations reflect 68,571 shares of 180 common stock issued as consideration to the former stockholders of the accounting acquirees and 31,429 shares of 180 common stock issued to the former Katexco stockholders. The diluted loss per share data is calculated based on net loss divided by the weighted average dilutive shares outstanding.

	c)	To give effect to incremental amortization expense of $60,336 related to the technology licenses and a corresponding income tax benefit.

Note F	To eliminate intercompany activity between 180, CBR Pharma, 180 LP and CannBioRx.